Registration No. 33-

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D. C.   20549

                                     FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  LUBY'S, INC.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)

          Delaware                                             74-1335253
______________________________                           _______________________
    (State of Incorporation)                               (I.R.S. Employer
                                                          Identification No.)

    2211 N.E. Loop 410, P.O. Box 33069, San Antonio, Texas         78265-3069
________________________________________________________________________________
    (Address of Principal Executive Offices)                       (Zip Code)

                                      LUBY'S, INC.
                        NONEMPLOYEE DIRECTOR PHANTOM STOCK PLAN
                                (Full title of Plan)

David B. Daviss,                          with copies to:
acting Chief Executive Officer
and acting Chief Financial Officer        Drew R. Fuller, Jr. or Holly Fuller
Luby's, Inc.                              Cauthorn Hale Hornberger Fuller
2211 N.E. Loop 410                        Sheehan Becker & Beiter, Incorporated
Post Office Box 33069                     700 North St. Mary's Street, Suite 600
San Antonio, Texas 78265-3069             San Antonio, Texas 78205

                      (Names and addresses of agent for service)

(210)  654-9000                           (210) 271-1700
    (Telephone numbers, including area codes, of agent for service)

                          CALCULATION OF REGISTRATION FEE


                             Proposed maxi-      Proposed maxi-      Amount of
Title of        Amount to    offering price    aggregate offering   registration
Securities    be Registered    per share             price              fee
__________    _____________  ______________    __________________   ___________

Common Stock,     (1)            (2)                 (2)
par value,      100,000         $6.05            $605,000.00          $250.00
$.32 per
share

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In accordance with Rule 457(c), computed upon the basis of the average of the high and low prices of the Company's common stock as reported in the consolidated reporting system, on February 5, 2001, which price is used solely for the purpose of calculating the registration fee.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Luby's, Inc. is referred to herein as the "Company," and Luby's, Inc. Nonemployee Director Phantom Stock Plan is referred to herein as the "Plan." The documents listed below are incorporated by reference in this registration statement:

     The Company's Annual Report on Form 10-K for the fiscal year ended
August 31, 2000; Quarterly Report on Form 10-Q for the quarter ended
November 30, 2000; and all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since August 31, 2000 are hereby incorporated herein by reference. The shares of common stock registered pursuant to this registration statement of which the prospectus is a part are of the same class of securities of the Company currently registered under Section 12 of the Exchange Act. The descriptions of the common stock contained in previous registration statements, as amended by any amendment or reports filed which update such registration statements, and as amended by the Company's Certificate of Incorporation and all amendments thereto, are hereby incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the Company have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     No expert or counsel for the Company has an interest in the Company which exceeds Fifty Thousand Dollars ($50,000.00).

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     The Company's Certificate of Incorporation and Bylaws, including all amendments thereto, require the Company to indemnify the Company's directors to the maximum extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company's directors. Pursuant to employment agreements entered into in the normal course of business by the Company with its executive officers and certain other key employees, the Company may be required to indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Certificate of Incorporation and Bylaws, including all amendments thereto. The Company's Certificate of Incorporation and Bylaws, each as amended, limit the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.  Exemption from Registration Claimed.

     No restricted securities are to be reoffered or resold pursuant to this registration statement.

Item 8.  Exhibits.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

Number     Description

   4 Certificate of Incorporation of the Company as currently in effect, filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999; and Bylaws of the Company as currently in effect, filed as Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, are incorporated herein by reference.

   5 Opinion of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter Incorporated, as to the legality of the common stock of the Company to be registered hereunder.

  23.1 Consent of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter, Incorporated (incorporated within Exhibit Number 5 hereof).

  23.2     Consent of Ernst & Young, LLP.

  99.1(a) Description of Common Stock Purchase Rights of Luby's Cafeterias, Inc. in Form 8-A (filed April 17, 1991, effective April 26, 1991, File No. 1-8308, is incorporated herein by reference).

  99.1(b) Amendment No. 1 dated December 19, 1991, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1991, is incorporated herein by reference).

  99.1(c) Amendment No. 2 dated February 7, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, is incorporated herein by reference).

  99.1(d) Amendment No. 3 dated May 29, 1995 to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, is incorporated herein by reference).

  99.2 The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, is incorporated herein by reference.

  99.3 The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2000, is incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (or the most recent post-effective amendment thereof);

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment to this registration statement by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference therein.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (7) To submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, as of the 29th day of January, 2001.

                                                LUBY'S, INC.


                                                By: /s/DAVID B. DAVISS
                                                    __________________________
                                                    David B. Daviss,
                                                    acting Chief Executive
                                                    Officer and acting Chief
                                                    Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature and Date                  Name and Title
__________________                  ______________

/s/DAVID B. DAVISS                  David B. Daviss, Chairman of the Board,
__________________________          acting Chief Executive Officer, acting Chief
January 29, 2001                    Financial Officer and Director


/s/CATHERINE A. RADEMACHER          Catherine A. Rademacher, Controller
__________________________
January 29, 2001


/s/                                 Jimmy W. Woliver, Director
__________________________
January 29, 2001


/s/RONALD K. CALGAARD               Ronald K. Calgaard, Director
__________________________
January 29, 2001


/s/                                 Roger R. Hemminghaus, Director
__________________________
January 29, 2001


/s/                                 Judith B. Craven, Director
__________________________
January 29, 2001


/s/ARTHUR R. EMERSON                Arthur R. Emerson, Director
__________________________
January 29, 2001


/s/ROBERT T. HERRES                 Robert T. Herres, Director
__________________________
January 29, 2001


/s/                                 Walter J. Salmon, Director
__________________________
January 29, 2001


/s/JOANNE WINIK                     Joanne Winik, Director
__________________________
January 29, 2001




The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, as of the 29th day of January, 2001.

                                                LUBY'S, INC NONEMPLOYEE
                                                DIRECTOR PHANTOM STOCK PLAN.

                                                By:  LUBY'S, INC.,
                                                a Delaware corporation,
                                                Plan Administrator


                                                By: /s/DAVID B. DAVISS
                                                    _______________________
                                                    David B. Daviss, acting
                                                    Chief Executive Officer and
                                                    acting Chief Financial
                                                    Officer

                                     EXHIBIT INDEX

Exhibit
Number     Description                                                      Page

   4 Certificate of Incorporation of the Company as currently in effect, filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999; and Bylaws of the Company as currently in effect, filed as
           Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, are incorporated herein by reference.

   5       Opinion of Cauthorn Hale Hornberger Fuller Sheehan Becker &
           Beiter Incorporated, as to the legality of the common stock of the Company to be registered hereunder.

  23.1 Consent of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter, Incorporated (incorporated within Exhibit Number 5 hereof).

  23.2     Consent of Ernst & Young, LLP.

  99.1(a) Description of Common Stock Purchase Rights of Luby's Cafeterias, Inc. in Form 8-A (filed April 17, 1991, effective April 26,
           1991, File No. 1-8308, is incorporated herein by reference).


  99.1(b) Amendment No. 1 dated December 19, 1991, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1991, is incorporated herein by reference).

  99.1(c) Amendment No. 2 dated February 7, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, is incorporated herein by reference).

  99.1(d) Amendment No. 3 dated May 29, 1995 to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, is incorporated herein by reference).

  99.2 The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, is incorporated herein by reference.

  99.3 The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2000, is incorporated herein by reference.